Exhibit 10.38

GCT SEMICONDUCTOR HOLDING, INC.

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of March 25, 2026, by and between GCT SEMICONDUCTOR HOLDING, INC., a company organized under the laws of the State of Delaware (the “Company”), and the purchaser set forth on the signature page hereto (the “Purchaser”).

RECITALS

The Company desires to issue and sell, and the Purchaser desires to purchase, one or more convertible promissory notes in the amounts not to exceed in the aggregate US $20,000,000. Each such note shall be in substantially the form attached to this Agreement as Exhibit A (each, a “Note”), and each shall be convertible on the terms stated therein into existing or newly-issued common stock, $0.0001 par value per share, of the Company (“Common Stock”). Before any Closing Date (as defined below), the Note and Common Stock shall be registered for issuance by the Company and for resale by the Purchaser by an appropriately filed prospectus under the Company’s Registration Statement on Form S-3 filed with the United States Securities and Exchange Commission (the “SEC”) on April 1, 2025, and declared effective by the SEC on April 9, 2025 (File No. 333-286316) (the “Registration Statement”) (the Common Stock once so registered, the “Registered Free Trading Shares of Common Stock”). Capitalized terms not otherwise defined herein have the meaning given them in the Note.

AGREEMENT

The parties hereby agree as follows:

1.
Purchase and Sale of Notes.

(a)
Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at each Closing (as defined below) and the Company agrees to sell and issue to the Purchaser a Note in the amount requested by the Company in a Put Request (as defined below) that is accepted by the Purchaser, against which the Purchaser shall make an advance of monies to the Company each in the amount of the Purchase Price (as defined below) of any such Note (the “Advances”), and which shall be convertible to Registered Free Trading Shares of Common Stock, all according to the terms of each such Note. Advances shall consist of a First Advance and one or more Subsequent Advances.
(b)
First Advance. At its discretion, the Company may request the First Advance by submitting a Put Request to the Purchaser in the amount of US $500,000.00, and the Closing Date of the First Advance shall be as soon as practicable after the later of (i) the execution and delivery of this Agreement and a Note evidencing the First Advance by the Company, and (ii) the filing by the Company with the SEC and delivery to the Purchaser of a duly prepared prospectus under the Registration Statement registering the Note and Common Stock issuable upon conversion of the Note evidencing the First Advance.
(c)
Subsequent Advances. Beginning on the eleventh (11th) trading day following the Closing Date of the First Advance, the Company may submit a Put Request for a Subsequent Advance, which shall be in an amount as stated in a Put Request delivered by the Company, paid by the Purchaser at a Closing with respect to each such Advance, provided, however, that (i) the Company shall be under no obligation to make any Put Request at any time; (ii) no Put Request shall exceed $500,000; (iii) no more than one Put Request shall be delivered in any one calendar week without the prior consent of Purchaser; (iv) the Purchaser may decline any Put Request and shall not be under any obligation to make any Subsequent Advance unless the closing bid price for the Company’s trading shares on the New York Stock Exchange shall have been equal or greater than one dollar ($1.00) on each of the five (5) consecutive trading days immediately preceding the Determination Date (as defined below); and (v) the Purchaser need not make any Subsequent Advance unless (1) the Company has executed and delivered a Note under this Agreement evidencing such Advance, (2) the Company has filed with the SEC and delivered to Purchaser a duly prepared prospectus under the Registration Statement registering the Note and Common Stock issuable upon conversion of the Note evidencing such Advance, (3) the Company shall have reserved for issuance to the Purchaser two times the number of shares of Common Stock issuable upon full conversion of all Notes then outstanding, including any such Note relating to such Advance and (4) the Company has yet to issue, pursuant to conversions of Notes issued pursuant to this Agreement, a number of shares in excess of the 17.99% of total issued and outstanding shares of Common Stock as of the date of this Agreement, unless the Exchange Cap (as defined under the Note) ceases to apply upon receipt of the requisite shareholder approval.
(d)
Purchase. The Advance relating to each Note shall be the purchase price of each Note and shall be equal to ninety-six and one half percent (96.5%) of the principal amount of the Note (the “Purchase Price”).
(e)
Put Request. Subject to the provisions of subparagraph (c) above, the Company may at any time deliver to the Purchaser a written request for a Subsequent Advance, which shall state (i) the amount of such Advance, and (ii) the Closing Date proposed, which shall not be less than five (5) business days after such delivery date (the “Delivery Date”). On the second business day immediately following the Delivery Date (“Determination Date”), the Purchaser may decline and/or refuse any Put Request that does not meet the requirements of subparagraph (c) above. Unless so declined or refused, Purchaser shall fund the Subsequent Advance so requested on the Closing Date, subject to and as provided for in this Agreement.
(f)
Closing. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 4 and Section 5 below, on each Closing Date (as defined below):
(i)
the Company shall deliver to the Purchaser (1) the Note relating to the Advance that is the subject of such Closing Date, duly executed by the Company, and (2) a duly prepared prospectus under the Registration Statement registering the Common Stock issuable upon conversion of such Note; and

(ii)
the Purchaser shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to the Purchase Price of the Note delivered by the Company, less the Transaction Costs as set forth in Section 1(g) below.

The purchase and sale of the Note shall take place remotely by the electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement at 10:00 a.m. Eastern Time, and on the date so specified in the Put Request, or in such other manner or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”, such date, the “Closing Date”).

(g)
Transaction Costs. All fees, costs and expenses, including legal costs (collectively, “Transaction Costs”), incurred by the Purchaser not exceeding $20,000 shall be paid directly by the Company at the execution of this Agreement.
2.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

(a)
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
(b)
Authorization. This Agreement, all Notes, and Registered Free Trading Shares of Common Stock issuable upon conversion of the Note, have been duly authorized by the Company. This Agreement and all Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(c)
Registered Free Trading Shares of Common Stock. The Registration Statement is in full force and effect and the Company is aware of no facts or circumstances which reasonably would be expected, either presently or with the passage of time, to cause the Registration Statement to cease to be effective, it being the Company’s full intent that all Common Stock issued by the Company upon conversion of all Notes shall be Registered Free Trading Shares of Common Stock.
(d)
Reservation of Common Stock. The Company may issue and sell securities to raise capital during any time that any Note is outstanding, provided, that at any such time the Company has reserved at least 200% of the maximum number of authorized Common Stock issuable upon full conversion of all Notes then outstanding. The Company shall not, without the express written consent of the Purchaser amend its certificate of incorporation to increase the number of its authorized shares of common stock solely for the purpose of raising capital so long as fifty percent (50.00%) or more of principal amount of all Notes in the aggregate is outstanding.
(e)
Irrevocable Instruction to Transfer Agent. The Company has duly instructed its transfer agent to facilitate the issuance of Registered Free Trading Shares of Common Stock to the Purchaser upon conversion of Notes by executing and delivering to its transfer agent an irrevocable instruction and transfer agreement substantially in the form annexed hereto as Exhibit B or in such other form as may be reasonably required by the Company’s transfer agent, which instruction has been duly countersigned by the transfer agent and delivered to the Company and to the Purchaser.
3.
Representations and Warranties of the Purchasers. The Purchaser hereby represents and warrants to the Company that:

(a)
Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.
(b)
Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Note to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note. The Purchaser either has not been formed for the specific purpose of acquiring the Note, or each beneficial owner of equity securities of or equity interests in the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(c)
Knowledge; Financial Statements. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Note. In particular, the Purchaser acknowledges that such Purchaser has reviewed the Company’s publicly filed information with the SEC and has made due inquiry of the Company and received satisfactory responses thereto.
(d)
No Public Market. The Purchaser understands that no public market now exists for the Note, and that the Company has made no assurances that a public market will ever exist for the Note.
(e)
Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)
Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Note or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Note. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of, the Note will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.
(g)
Foreign Investment Regulations. The Purchaser represents that any consideration to be paid for Note pursuant to this Agreement does not derive from activity that is or was contrary to law or from a person or location that is or was the subject of a United States embargo or other economic sanction and that no consideration to be paid for Note in accordance with this Agreement will provide the basis for liability for any person under United States anti-money laundering laws or economic sanctions laws. The Purchaser represents that neither such Purchaser nor any of its nominees or affiliates is on the specially designated OFAC list or similar European Union watchlist.
(h)
No Net Short Sales. From the date of this Agreement until such time as the Purchaser holds any Note, no Purchaser, nor any of its respective agents, representatives or affiliates nor any entity managed or controlled by the Purchaser (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall maintain, in the aggregate, a Net Short Position. For purposes hereof, a “Net Short Position” by a Restricted Person means a position whereby such Restricted Person has executed one or more sales of Common Stock that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Restricted Person does not have an equivalent offsetting long position in the common stock of the Company (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO under the 1934 Act).
4.
Conditions of the Purchasers’ Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a)
Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
(b)
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.
(c)
Registration Statement. A prospectus has been duly filed under the Registration Statement specifically registering the Note and Common Stock issuable upon conversion of all extant Notes such that all such Common Stock shall be Registered Free Trading Shares of Common Stock upon conversion of such Notes.
5.
Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a)
Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
(b)
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note pursuant to this Agreement shall be obtained and effective as of the Closing.

(c)
Delivery of Form W-8 BEN or Form W-9. The Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax.
(d)
Registration Statement. The Registration Statement is in full force and effect and the Company is aware of no facts or circumstances which reasonably would be expected, either presently or with the passage of time, to cause the Registration Statement to cease to be effective.
6.
Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction except i) as may be paid solely out of the Transaction Costs or ii) any fees due and payable pursuant to existing engagement letters with investment banking firms executed prior to the execution of this Agreement. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
7.
Variable Rate Transactions. For a period of up to 5 trading days after the issuance of a Note neither the Company nor any of its subsidiaries shall effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents (or a combination thereof) involving a Variable Rate Transaction, for an agreement and/or facility that is materially similar in structure and terms to this Agreement or to that certain existing Convertible Promissory Note Purchase Agreement, dated December 15, 2025, between the Company and Indigo Capital LP (the “Indigo Agreement”). “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for shares of Common Stock, or (ii) enters into, or effects a transaction under, any agreement whereby the Company may issue securities at a future determined price. For the avoidance of doubt and notwithstanding the foregoing, i) beginning on the sixth (6th) trading day following the date any Note is issued, the Company shall be permitted to issue securities pursuant to: that certain existing Convertible Promissory Note Purchase Agreement, dated December 15, 2025, between the Company and Indigo Capital LP; provided, however, that the Company shall not amend such agreement without the prior written consent of Purchaser, and ii) beginning on the third (3rd) trading day following the date any Note is issued, the Company shall be permitted to issue securities pursuant to: the current existing “at-the-market” and equity line of credit facilities with B.Riley Securities. Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.
8.
Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that none of the other Purchasers nor the respective controlling persons, officers, directors, partners, agents, or employees of such other Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Note.
9.
Miscellaneous.
(a)
Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of choice or conflicts of law.

(b)
Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
(c)
Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and Purchaser.
(d)
Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.
(e)
Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.
(f)
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(g)
Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(h)
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy or by electronic signature duly verified (such as through DocuSign®, Adobe Sign®, or an equivalent facility) will have the same force and effect as execution of an original.

[Signatures on following page]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note Purchase Agreement to be executed by its officer thereunto duly authorized as of the date first above indicated.

GCT Semiconductor Holding, Inc.

By: /s/ John Schlaefer

Name: John Schlaefer

Title: Chief Executive Officer

Addresses for Notices: 2290 N. First St. Ste 201, San Jose CA, 95131

Email: jschlaefer@gctsemi.com

AGREED TO AND ACCEPTED:

OBSIDIAN GLOBAL GP LLC

By: /s/ Ari Morris

Name: ARI MORRIS

Title: MANAGING MEMBER

Addresses for Notices: 108-22 72nd Avenue, Forest Hills, NY 11375

Email: ari@obsidiangp.com

[Signature Page to Convertible Promissory Note Purchase Agreement]

EXHIBIT A - FORM OF CONVERTIBLE PROMISSORY NOTE

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

MANDATORY CONVERTIBLE PROMISSORY NOTE

US$ ________________	[CLOSING DATE]

New York, NY

For value received, GCT SEMICONDUCTOR HOLDING, INC., a corporation formed and existing under the laws of the State of Delaware (the “Company”), promises to pay to OBSIDIAN GLOBAL GP LLC, a limited limited company organized under the laws of the State of Delaware, or its permitted assigns (the “Holder”), the Advance amount of _________ US DOLLARS (US$_________________) plus original issue discount of 3.5%, for a total principal sum of $[ ].

1.
Basic Terms.

(a)
Maturity. While this Note is outstanding, principal and any accrued but unpaid interest under this Note shall be, unless first redeemed by the Company as set forth in Section 6 below, convertible upon demand of the Holder at any time, and not later than 24 months after the date hereof (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

(b)
Purchase Agreement. This Note is a Convertible Promissory Note issued pursuant to that certain Convertible Promissory Note Purchase Agreement dated as of March 25, 2026 (the “Purchase Agreement”). Capitalized terms not otherwise defined herein have the meaning given them in the Purchase Agreement.

(c)
Advances. The Holder shall advance to the Company as the debt due and owing under this Note the sum of _______________ US DOLLARS (US$___________________), as adjusted in accordance with the Purchase Agreement (the “Advance”).

(d)
Interest. The interest payable under this Note shall be 0.00% per annum.

(e)
Payments. All payments of this Note by the Company as provided for herein shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. All payments shall be applied to principal.

(f)
Definitions. As used in this Note, the following terms have the following meanings:

(1)
“Beneficial Ownership and Exchange Limitation” means that the Company shall not effect, and the Holder shall not have the right to effect, any conversion of this Note to the extent that, after giving effect to such conversion, (i) the Holder together with its Affiliates would beneficially own more than 4.99% of the outstanding Common Stock, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Beneficial Ownership Limitation”), or (ii) the aggregate number of shares of Common Stock issued pursuant to this Note and any related securities would exceed the maximum number of shares that may be issued without shareholder approval under the applicable rules of the New York Stock Exchange (the “Exchange Cap Limitation”); provided that the Holder may increase or decrease the Beneficial Ownership Limitation upon not less than 61 days’ prior written notice to the Company (but not above 9.99%), and provided further that the Exchange Cap shall cease to apply upon receipt of the requisite shareholder approval; and no prior inability to convert pursuant to this limitation shall affect its applicability to any subsequent conversion.

(2)
“Business Day” means any day on which banks are generally open for business in New York, New York, USA.

(3)
“Conversion Registered Free Trading Shares of Common Stock” means the Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”) registered for issuance by the Company and for public resale by the Holder under one or more registration statements on Form S-1 or S-3 filed with the United States Securities and Exchange Commission and declared effective and a duly filed prospectus relating thereto.

(4)
“Conversion Amount” means the amount of the Note that will be converted into Conversion Registered Free Trading Shares of Common Stock. The aggregate Conversion Amount under this Note shall be all the outstanding principal balance, together with all accrued but unpaid interest, fees, and any other amounts due under this Note.

(5)
“Conversion Notice” means a notice by the Holder to the Company of an election to convert all or a portion of this Note into Common Stock pursuant to the terms of this Note, substantially in the form annexed to this Note, together with the related Seller’s Representation Letter and Schedule of Note Principal Balances.

(6)
“Conversion Price” means the average VWAP of the Company’s Common Stock on the three (3) trading days immediately preceding the date in which the Holder submits a Conversion Notice to Company multiplied by the Discount Rate.

(7)
“Discount Rate” means ninety-five percent (95.00%).

(8)
“Trading Day” means any day and the time span of such day during which the principal stock exchange on which the Common Stock is traded, excluding electronic or extended trading hours.

(9)
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock are then listed or quoted on a trading market with prices available through Bloomberg L.P., the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock are not then listed or quoted for trading on a trading market reported on Bloomberg L.P. and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2.
Conversions

(a)
Terms of Conversion. Upon the election of the Holder, or upon the occurrence of an event of automatic conversion, the Company will issue to the Holder a number of Conversion Registered Free Trading Shares of Common Stock equal to the Conversion Amount divided by the Conversion Price.

(b)
Elective Conversion Rights. At any time, Holder may elect to convert the outstanding principal of the Note into Conversion Registered Free Trading Shares of Common Stock of the Company in accordance with the terms hereof.

(c)
Automatic Conversion Rights.

(i)
Change of Control. In the event of a Change of Control (as defined below) prior to repayment or conversion in full of this Note, the outstanding principal of this Note shall immediately become the Conversion Amount and will convert into Conversion Registered Free Trading Shares of Common Stock as if the Holder had made an election to convert immediately prior to such Change in Control. The term “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board of Directors. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

(ii)
Upon Maturity. Upon the Maturity Date, the aggregate Conversion Amount still outstanding shall convert automatically in accordance with the terms hereof without the Holder needing to make an election as if the Holder had made an election to convert immediately prior to the Maturity Date, provided, however, that if upon the Maturity Date, the Company shall have issued and outstanding a Redemption Notice to redeem such Conversion Amount in accordance with Section 6 below, then such Conversion Amount shall be redeemed as provided for in Section 6 below.

(d) Limitations on Conversion. All conversions are subject to the Beneficial Ownership and Exchange Cap Limitation.

3.
Mechanics and Effect of Conversion.

(a)
In General. Upon the full conversion of this Note, the Holder shall surrender this Note, duly endorsed, to the Company or any transfer agent of the Company and shall deliver to the Company any other documentation reasonably required by the Company in connection with such conversion (including, in the event of a conversion of this Note into Conversion Registered Free Trading Shares of Common Stock, any applicable transaction documents). Except as set forth in the last sentence of this Section 3(a) with respect to partial conversions, the Company shall not be required to issue Conversion Registered Free Trading Shares of Common Stock or other property into which this Note may convert until the Holder has surrendered this Note to the Company and delivered to the Company such documentation. Upon conversion of this Note or any portion thereof, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. Notwithstanding the foregoing, upon any conversion of a part but less than the whole of this Note, the Holder need not surrender this Note, but shall deliver in lieu of this Note a duly executed instrument of satisfaction of this Note to the extent of the portion of this Note then being converted, and for the purposes of this Section 3(a) the delivery of such instrument of satisfaction shall be deemed a surrender of this Note to the extent of the amount stated is such instrument.

(b)
Delivery of Conversion Registered Free Trading Shares of Common Stock upon Conversion. Conversion Registered Free Trading Shares of Common Stock issued hereunder shall be transmitted by the transfer agent of the Company’s Common Stock (the “Transfer Agent”) to the Holder by crediting the account of the Holder or its designee balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Conversion Registered Free Trading Shares of Common Stock to and the resale of the Conversion Registered Free Trading Shares of Common Stock by the Holder by the date that is two (2) Trading Days after the delivery to the Company of the Holder’s election to convert (such date, the “Conversion Common Stock Delivery Date”). Upon delivery of the Holder’s election to convert, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Registered Free Trading Shares of Common Stock with respect to which this Note has been converted, irrespective of the date of delivery of the Conversion Registered Free Trading Shares of Common Stock. If the Transfer Agent fails for any reason to deliver to the Holder the Conversion Registered Free Trading Shares of Common Stock subject to an election by the Conversion Common Stock Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Registered Free Trading Shares of Common Stock subject to such conversion (based on the VWAP of the Common Stock on the date of the applicable Conversion Notice), $10 per Trading Day for each Trading Day after such Conversion Common Stock Delivery Date until such Conversion Registered Free Trading Shares of Common Stock are delivered or Holder rescinds such conversion.

(c)
Compensation for Buy-In on Failure to Timely Deliver Conversion Registered Free Trading Shares of Common Stock Upon Conversion. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Conversion Registered Free Trading Shares of Common Stock in accordance with the provisions of Section 3(b) above on or before the Conversion Common Stock Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Registered Free Trading Shares of Common Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Conversion Registered Free Trading Shares of Common Stock that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Note for the equivalent number of Conversion Registered Free Trading Shares of Common Stock for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Note with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon conversion of the Note as required pursuant to the terms hereof.

(d)
No Fractional Common Stock or Scrip. No fractional Conversion Registered Free Trading Shares of Common Stock or scrip representing fractional Common Stock shall be issued upon the conversion of this Note. As to any fraction of a Conversion Registered Free Trading Share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole Conversion Registered Free Trading Shares of Common Stock.

4.
Certain Adjustments.

(a)
Share Dividends and Splits. If the Company, at any time while this Note is outstanding and not wholly converted: (i) pays a share dividend or otherwise makes a distribution or distributions on its Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for avoidance of doubt, shall not include any Common Stock underlying Conversion Registered Free Trading Shares of Common Stock issued by the Company upon conversion of this Note), (ii) subdivides outstanding Common Stock into a larger number of Common Stock, (iii) combines (including by way of reverse share split) outstanding Common Stock into a smaller number of shares, or (iv) issues by reclassification any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)
Fundamental Transaction. If, at any time while this Note is outstanding and not wholly converted, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person or entity, (ii) the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the aggregate voting power of the Company’s share capital, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of Common Stock or any compulsory share exchange pursuant to which the Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or entity whereby such other person or entity acquires more than 50% of the aggregate voting power of the Company’s share capital (not including shares held by the other person or entity) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Registered Free Trading Shares of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (subject to the limitations on conversion set forth in Section 2(d)), the number of shares of capital stock of the successor or acquiring corporation or Common Stock of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Stock representing the Conversion Registered Free Trading Shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of shares issued in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

(c)
The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the Purchase Agreement in accordance with the provisions of this Section 4(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible into a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to Common Stock acquirable and receivable upon conversion of this Note (subject to the limitations on conversion set forth in Section 2(d)) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the

Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the Purchase Agreement referring to the Company shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the Purchase Agreement with the same effect as if such Successor Entity had been named as the Company herein.

(d)
Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest Common Stock, as the case may be. For purposes of this Section 4, the number of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Stock (excluding treasury shares, if any) issued and outstanding.

(e)
Notice to Holder.

(i)
Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Conversion Price after such adjustment and any resulting adjustment to the number of Conversion Registered Free Trading Shares of Common Stock and setting forth a brief statement of the facts requiring such adjustment.

(ii)
Notice to Allow Conversion by Holder. If (A) the Company declares a dividend (or any other distribution in whatever form) on Common Stock, (B) the Company declares a special nonrecurring cash dividend on or a redemption of Common Stock, (C) the Company authorizes the granting to all holders of Common Stock rights or Note to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company is required in connection with a Fundamental Transaction, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Note Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or Note, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or Note are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Note constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K or other means of public disclosure, including the filing of other periodic reports with the Commission pursuant to the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended. The Holder shall remain entitled to convert this Note during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(iii)
Voluntary Adjustment By Company. Subject to any applicable rules and regulations, the Company may at any time during the term of this Note, subject to the prior written consent of the Holder, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

5.
Company Covenants as to Conversion to Common Stock.

(a)
The Company covenants that, during the period the Note is outstanding and not wholly converted, it will at any given time and from time to time reserve from its authorized and unissued Common Stock, 200% of the number needed to provide for the issuance of the Conversion Registered Free Trading Shares of Common Stock upon the conversion of this Note, which shall be not less than the face amount of this Note divided by 90% of the closing price of the Common Stock on the Closing Date, and shall not include any Common Stock otherwise reserved for other Notes previously issued to the Purchaser.

(b)
The Company further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of issuing the necessary Conversion Registered Free Trading Shares of Common Stock upon conversion of this Note. The Company will take all such reasonable action as may be necessary to ensure that such Conversion Registered Free Trading Shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any stock market upon which the Common Stock may be listed.

(c)
The Company covenants that all Conversion Registered Free Trading Shares of Common Stock which may be issued upon conversion of this Note will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(d)
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Note against impairment.

(e)
Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Conversion Registered Free Trading Shares of Common Stock above the amount payable therefor upon such conversion immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Conversion Registered Free Trading Shares of Common Stock upon the conversion of all or any part of this Note and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Note.

(f)
Without limiting the generality of the foregoing, the Company shall (1) maintain a registrar (which can be the Transfer Agent) that is a participant in the FAST program and in the DWAC system so long as this Note remains outstanding and convertible; (2) issue and allot the Conversion Registered Free Trading Shares of Common Stock to the Transfer Agent and otherwise deliver to the Transfer Agent all instructions, certificates, opinions, instruments and other documents required by the Transfer Agent to effectuate the delivery of Conversion Registered Free Trading Shares of Common Stock to the Holder upon any conversion of this Note; (3) file such supplemental prospectus or other documents required to ensure the continued effectiveness of and proper registration of the Conversion Registered Free Trading Shares of Common Stock under the Company’s registration statements on Form S-1 or S-3 filed with the United States Securities and Exchange Commission and declared effective on or prior to the Closing Date, until such time as the Conversion Registered Free Trading Shares of Common Stock issued in conversion of this Note are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to SEC Rule 144 promulgated under the Securities Act of 1933, as amended; and (4) deliver such other documents and take such other actions as may be reasonable and necessary to effectuate the timely delivery of the Conversion Registered Free Trading Shares of Common Stock upon conversion of this Note as intended herein. Before taking any action which would result in an adjustment in the number of Conversion Registered Free Trading Shares of Common Stock into which this Note is convertible or in the Conversion Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

6.
Company’s Option to Redeem Note.

(a)
On or after the expiration of 12 calendar months after the issuance of this Note (the “One-Year Date”), but not before, all or part of the outstanding principal amount of the Note will be subject to redemption at the option of the Company. If the Company elects to redeem with cash on or after the One-Year Date but before the expiration of six calendar months after the One-Year Date (the “18-Month Date”), the Company shall pay to the Holder, in addition to the principal amount of the Note to be redeemed, a redemption premium equal to 7% of the principal amount of the Note redeemed, and if the Company elects to redeem with cash on or after the 18-Month Date (and before expiration of the Maturity Date), the Company shall pay to the Holder in addition to the principal amount of the Note to be redeemed, a redemption premium equal to 14% of the principal amount of the Note redeemed. Any amount of the Note subject to redemption as set forth herein (the “Redemption Amount”), may be redeemed by the Company at any time and from time to time, upon not less than 10 nor more than 30 days’ notice to the Holder. If less than 100% of the outstanding Principal Amount of each Series Note, plus any accrued and unpaid interest thereon, is to be redeemed at any time, the Company must redeem a pro rata amount of each Series Note.

(b)
The Company shall deliver to the Holder a written Notice of Redemption (the “Notice of Redemption”) specifying the date for the redemption (the “Redemption Payment Date”), which date shall be at least 10 but not more than 30 days after the date of the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion or for conversions elected to be made by the Holder pursuant to this Note during the Redemption Period. The Redemption Amount shall be determined as if the Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount and the redemption premium must be paid in good funds to the Holder.

7. Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note or the Purchase Agreement, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note. To the fullest extent permitted by applicable law, and in accordance with the preceding sentence, the Holder has characterized the Transaction Costs as not being interest.

8. Action to Collect on Note. If legal action is instituted by the Holder to collect on this Note or to effect any conversion of this Note as a result of the Company’s failure to comply with its obligations herein, the Company promises to pay all of the Holder’s reasonable costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

9. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

10. Miscellaneous.

(a)
Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(b)
Entire Agreement. This Note, together with the Purchase Agreement and the documents referred to therein, constitute the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

(c)
Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 10(c) shall be binding upon the Company, the Holder and each transferee of any Note.

(d)
Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

(e)
Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)
Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized as of the date first above indicated.

GCT SEMICONDUCTOR HOLDING, INC.

By:______________________________

Name:

Title:

AGREED TO AND ACCEPTED:

OBSIDIAN GLOBAL GP LLC

By:______________________________

Name:

Title:

[Signature Page to Convertible Promissory Note]

Form of Notice of Conversion

The undersigned hereby elects to convert principal under the Convertible Promissory Note with GCT SEMICONDUCTOR HOLDING, INC. (the “Company”) dated _____________ (the “Note”) into Common Stock of (the “Common Stock”) according to the conditions stated in the Note and in the Convertible Note Purchase Agreement referred to in the Note, as of the date written below. The Common Stock issued upon conversion of the Note shall be Conversion Registered Free Trading Shares of Common Stock upon issuance, duly registered for issuance by the Company and for public resale by the undersigned pursuant to the Company’s effective registration statements and related prospectus. If such Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay a reasonable transfer expense payable with respect thereto.

Conversion calculations:

Company Name: GCT SEMICONDUCTOR HOLDING, INC.

Date to Effect Conversion: / /

Conversion Price: ___________________

Discounted Rate: 95.00%

Principal Amount of Agreement to be converted: $

Interest Amount of Agreement to be converted: $0.00

Number of shares of Common Stock to be issued:

Principal Amount to Remain: $

DWAC Coordinates:

Agent Bank ID / Institutional ID:
DTC Participant #
Account #
Account Name:

Contact Person for Settlements Inquiries:

OBSIDIAN GLOBAL GP LLC

By: __________________

Name:

Title:

Seller’s Representation Letter

_______________, 2026

To Whom It May Concern,

This letter is to confirm to you that we, OBSIDIAN GLOBAL GP LLC, are not now, and have not been during the preceding 90 days, an officer, director, beneficial owner of more than 4.99% of the Common Stock of the Company, or in any other way an “affiliate” (as that term is defined in Rule 144(a)(l) of the Securities Act of 1933) of GCT SEMICONDUCTOR HOLDING, INC (the “Company”). This representation includes any conversion or exchange rights to equity in the Company, if any, that we may own or did own during the preceding 90 days, and that the conversion of the Note, and any other rights to acquire equity in the Company, will not cause me to become an “affiliate” of the Company.

Sincerely,

OBSIDIAN GLOBAL GP LLC

By:_______________________

Name;

Title:

Note Principal Balances

Principal Note Balance	Share Reserve	Conversion Price	Date of Conversion

EXHIBIT B - IRREVOCABLE TRANSFER AND INSTRUCTION AGREEMENT

GCT Semiconductor Holding, Inc.

2290 North 1st Street, Suite 201, San Jose, California 95131

[Date]

Continental Stock Transfer & Trust Company (“Continental”)

1 State St, 30th Floor,

New York, NY 10004

Transfer Agent:

GCT Semiconductor Holding, Inc. (“Issuer”) a Delaware Corporation and Obsidian Global GP LLC (“Investor”) have entered into a Promissory Note dated as of [ ], in the principal amount of [ ] (the “Note”).

A copy of the Note is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained herein. The shares to be issued are to be registered in the name of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve [amount] shares of common stock (“Common Stock”) of the Company for issuance upon full conversion of the Note. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company and the Investor so long as there are sufficient authorized and unissued shares of the company not otherwise reserved available to do so.

So long as you have previously received confirmation from the Company (or Investor’s counsel) that the shares attached to this Promissory Note have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as pursuant to Company’s S-3 Registration Statement filed with the United States Securities and Exchange Commission and declared effective on April 1, 2025 under File Number 333-286316 which was originally filed on April 1, 2025, and the Company or its counsel or Investor’s counsel provides (or has provided) an opinion of counsel to that effect that is satisfactory to the transfer agent, other documentation that may reasonably be requested, and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company, such shares should be transferred in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares (such shares shall be issued from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice delivered pursuant to the Note your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury that are not otherwise reserved). Until such time as you are advised by Investor or Company counsel as above that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction, you are hereby instructed to place the following legend on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Company hereby requests that your firm act promptly, without unreasonable delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, including claims that may be asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

All processing fees will be expected and payable upon receipt of the request from the presenter of such request. The Investor and the Company understand and agree that the current cost of processing such a conversion is estimated to be between $205 and $275 which does not include RUSH fees. The Company and Investor understand and agree that the Transfer Agent’s fee schedule is subject to change and the Investor and the Company agree to pay the full amount of any such conversion according to the Transfer Agent’s fee schedule then in force. The Transfer Agent shall not be obligated to process any request until and unless its fees are paid.

The Company agrees that the Transfer Agent may resign as the Company’s transfer agent. In that event, or in the event that the company terminates the Transfer Agent, the Transfer Agent reserves the right to and may complete any issuance or transfer requests then pending. The Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

The Company hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms and any such shares shall be considered fully paid and non-assessable at the time of their issuance. The Company and the Investor agree that the Transfer Agent will be notified in writing by the Company and the Investor when the note has been fully converted and if there are any remaining shares in the reservation that are to be released and returned to the Company’s Authorized shares. The Company has executed and delivered to PST a Board of Director’s Resolution, Minutes of the Meeting or Secretary’s Certificate indicating such and the Transfer Agent entered into this agreement in material reliance on such documentation.

The Investor and Company expressly understand and agree that nothing in this Irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the transfer agent, in its sole discretion as the Transfer Agent, to do, take or not do or take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under by the Securities and Exchange Commission.

The Transfer Agent is not responsible for determining the accuracy of any Conversion Notice and may rely on any instructions presented to it consistent with this letter.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

GCT Semiconductor Holding, Inc.	Obsidian Global GP LLC

By:_______________________________	By:_______________________________
Name:	Name:
Title:	Title:

Acknowledged and Agreed:

Continental Stock Transfer & Trust Company

By:_______________________________

Name:

Title: